UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  04/19/2005

CELLSTAR CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-22972

Delaware	75-2479727
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1730 Briercroft Court, Carrollton, Texas 75006
(Address of Principal Executive Offices, Including Zip Code)

(972)466-5000
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 22, 2005, CellStar Corporation (the "Company") announced that on April 19, 2005, it received a Notification of Additional Delinquency from The Nasdaq Stock Market indicating that the Company's inability to timely file its quarterly report on Form 10-Q for the quarter ended February 28, 2005, by its extended filing date of April 18, 2005, violates The Nasdaq Stock Market's continued listing requirement set forth in Marketplace Rule 4310(c)(14). As previously announced, the Company is subject to delisting from Nasdaq due to its inability to file its Annual Report on Form 10-K for the fiscal year ended November 30, 2005. The Company has delayed the filing of Form 10-K and Form 10-Q while it resolves issues related to accounts receivable and revenues in its Asia-Pacific Region.

The Company requested a hearing before a Nasdaq Listing Qualifications Panel to request continued listing on Nasdaq until the Company timely files its periodic reports as required by Nasdaq Marketplace Rules. The hearing occurred on April 7, 2005. The Panel requested that the Company provide additional information, which will be delivered to the Panel on April 22, 2005. The Company can provide no assurance that the panel will grant its request for continued listing.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

99.1   CellStar Corporation press release dated April 22, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

CELLSTAR CORPORATION

Date: April 22, 2005.	By:	/s/ Elaine Flud Rodriguez
Elaine Flud Rodriguez
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	CellStar Corporation press release dated April 22, 2005.